Exhibit 1

                             DISTRIBUTION AGREEMENT

                    Central Hudson Gas & Electric Corporation
                                  $140,000,000
                           Medium-Term Notes, Series F

                             DISTRIBUTION AGREEMENT

                                                                  March 19, 2007
                                                              New York, New York

Banc of America Securities LLC
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

McDonald Investments Inc.
127 Public Square
Cleveland, Ohio 44114

Dear Sirs:

      Central Hudson Gas & Electric Corporation, a New York corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $140,000,000 aggregate principal amount of its Medium-Term Notes, Series F (the "Notes").

      The Company proposes to issue the Notes under its Indenture (the "Indenture") dated as of April 1, 1992 to U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) ("U.S. Bank Trust") as successor to Morgan Guaranty Trust Company of New York, as trustee (the "Trustee").

      The Notes will be issued in minimum denominations of $1,000 and integral multiples thereof (unless otherwise specified by the Company), will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement or supplements to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to Section 2(a), the Administrative Procedures attached as Exhibit A hereto (the


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"Procedures"). The Procedures may only be amended by written agreement of the
Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you, the term "Purchaser" shall refer to any of you acting solely as principal for resale to investors pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you together at any time any of you is acting in both such capacities or in either such capacity; provided that any additional person appointed as an Agent pursuant to Section 2(a) shall be included in the terms "Agent" and "you".

      1. Representations and Warranties.The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (b) hereof.

      (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Company filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File No. 333-138510), including a base prospectus, which is effective, for the registration under the Act and the offering thereof from time to time pursuant to Rule 415 of, among other things, up to $140,000,000 aggregate principal amount of debt securities. The Company has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424 under the Act, any supplement or supplements to such base prospectus relating to the Notes and the plan of distribution thereof (such supplement being hereinafter called a "Prospectus Supplement"). Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. In connection with the sale of any Notes, the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act one or more further supplements to any Prospectus Supplement providing for the specification of or a change in the interest rates, if any, maturity dates, issuance prices, redemption terms and prices, if any, and, if appropriate, other terms of such Notes or the offering thereof which, unless the Company and the Agents otherwise agree, shall be substantially in the form of Exhibit B attached hereto (any such supplement being hereinafter called a "Pricing Supplement").

      (b) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean the latest of (i) the date that the Registration Statement or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, (ii) the time and date of the filing of the Company's most recent Annual Report on Form 10-K and
(iii) the date as of which any part of the Registration Statement is deemed to have become effective under the Act in accordance with Rule 430B under the Act. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Base Prospectus" shall mean the base prospectus relating to the debt securities contained in the Registration Statement at the Effective Date (unless such base prospectus has been amended by the Company subsequent to the Effective Date, in which case "Base Prospectus" shall mean the base prospectus as so amended). "Prospectus" shall mean the Base Prospectus, as supplemented by any Prospectus Supplement and as it may be further amended or supplemented at the particular time referred to. "Free Writing Prospectus" shall mean a "free writing prospectus," as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company).


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

"Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as they may be amended at the particular time referred to, and shall include any Prospectus Supplement and any Pricing Supplement that are deemed pursuant to Rule 430B under the Act to be part of the Registration Statement. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Base Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amended", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. "Time of Sale" shall mean, with respect to any Notes, the time when sales of such Notes were first made. "Time of Sale Information" shall mean the Prospectus, including the documents deemed to be incorporated by reference therein, as of the Time of Sale for any Notes, together with any Free Writing Prospectuses used in conformity with this Agreement for such Notes at or prior to such Time of Sale.

      (c) At each of the following times: (i) as of the Execution Time, (ii) on the Effective Date, (iii) when any supplement to the Prospectus is filed with the Commission, (iv) as of the date of any Terms Agreement (as defined by Section 2(b)), and (v) at the date of delivery by the Company of any Notes sold hereunder (each such delivery date, a "Closing Date"), (1) the Registration Statement, as amended as of any such time, the Prospectus, as supplemented as of any such time, the Indenture, as amended or supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules thereunder; (2) the Registration Statement, as amended as of any such time, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (3) the Prospectus, as supplemented as of any such time, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

      (d) Neither the Company nor the Subsidiary (as hereinafter defined) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which has had or is reasonably likely to have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and the Subsidiary taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus and any Time of Sale Information; and, since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Time of Sale Information, there has not been any change in the capital stock (other than pursuant to any stock purchase, dividend reinvestment, savings, bonus, incentive, or similar plan, conversions of convertible securities into common stock or shares of capital stock issued or to be issued by the Subsidiary pursuant to one or more subscription agreements in effect between the Subsidiary and the Company at the date hereof) or long-term debt (other than normal amortization of debt premium and discount, bank or finance company borrowings and repayments in the ordinary course, or additional issuances or repurchases of commercial paper) of the Company or the Subsidiary or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Subsidiary taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus and any Time of Sale Information.

      (e) Each of the Company and Phoenix Development Company, Inc., a New York corporation (the "Subsidiary"), which is the only subsidiary of the Company, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and any Time of Sale Information and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and the Subsidiary taken as a whole; and all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim. Notwithstanding the foregoing, if the Subsidiary as of the date hereof or any subsequent date should hereafter or thereafter cease to be a subsidiary (within the meaning of Rule 405 promulgated by the Commission under the Act) of the Company, such corporation shall be deemed to be excluded from the definition of such term from and after such date.

      (f) The issuance and sale of the Notes have been duly and validly authorized by the Company and, when issued within the limitations set forth in the order or orders of the Public Service Commission of the State of New York referred to in subsection (g) below and executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for by the purchasers thereof, the Notes will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture equally and ratably with the securities outstanding thereunder; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to an implied covenant


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of good faith and fair dealing; and the Notes and the Indenture conform to the descriptions thereof in the Registration Statement, the Prospectus and any Time of Sale Information.

      (g) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (except that, for purposes of this representation and warranty, compliance with any financial covenant requiring an arithmetic computation (not determinable at the Execution Time) in respect of any Notes shall be measured at the time of the establishment of the terms of such Notes), nor will such action result in any violation of the provisions of the Company's Certificate of Incorporation, as amended, or the Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or any Terms Agreement or the Indenture except such as have been obtained prior to the Execution Time under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the public offering of the Notes, and except for filings with and the orders from the Public Service Commission of the State of New York authorizing the issuance and sale by the Company of the Notes subject to certain conditions set forth therein, which orders have been obtained and are in full effect.

      (h) Other than as set forth or contemplated in the Prospectus and any Time of Sale Information, there are no legal or governmental proceedings pending to which the Company or the Subsidiary is a party or of which any property of the Company or the Subsidiary is the subject which, if determined adversely to the Company or the Subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and the Subsidiary taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

      (i) There are no contracts or documents of the Company or the Subsidiary that are required to be described in the Registration Statement, the Prospectus or any Time of Sale Information or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder that have not been so described or filed.

      (j) The Time of Sale Information for any Notes: (i) will not, at the Time of Sale and at the Closing Date for such Notes, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by


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such Agent expressly for use in such Time of Sale Information, and (ii) will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Exchange and the respective rules thereunder.. No statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

      (k) The Company (including its agents and representatives, other than the Agents in their capacity as such) has not prepared, made, used, authorized, approved or referred to, and will not prepare, make, use, authorize, approve or refer to, any "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii), (iii) and (iv) below), an "Issuer Free Writing Prospectus") other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act,
(ii) the Base Prospectus, (iii) any Prospectus Supplement, (iv) a Pricing Supplement and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Agents. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433 under the Act) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in any Issuer Free Writing Prospectus.

      (l) The Company will not be an ineligible issuer as defined under the Act at the times specified in the Act in connection with an offering of Notes.

      (m) Each Issuer Free Writing Prospectus, including any Term Sheet (as defined in Section 4(q)), will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Agent specifically for use therein.

      (n) The Company and the Subsidiary maintain an effective system of "disclosure controls and procedures" (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The


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

Company and the Subsidiary have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

      (o) The Company and the Subsidiary maintain systems of "internal control over financial reporting" (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, any Time of Sale Information and the Prospectus, there are no material weaknesses in the Company's internal controls.

      2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company. On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures.

      The Company reserves the right, in its sole discretion, to reject any offer to purchase Notes, in whole or in part. In addition, the Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

      The Company agrees to pay each Agent a commission on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent pursuant to this subsection, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company or in such other amount as may be agreed to in writing between the Company and an Agent; provided that such amount shall not exceed the amounts set forth on Schedule I hereto. Such commission shall be payable as specified in the Procedures.

      Subject to the provisions of this Section 2 and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such times and in such amounts as such Agent deems advisable. The Company may, upon five (5) days' prior written


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notice to the Agents, appoint additional persons to serve as Agents hereunder, but only if each such additional person agrees to be bound by all the terms of this Agreement as an Agent. The Company reserves the right to sell, and may solicit and accept offers to purchase, Notes directly on its own behalf, and, in case of any such sale not resulting from a solicitation made by any Agent, no commission shall be payable by the Company with respect to such sale. To the extent a potential investor contacts the Company directly with an offer or inquiry to purchase Notes, the Company, in lieu of accepting such offer to purchase and selling Notes directly on its own behalf, may refer such potential investor to any Agent to complete such sale (each a "Reverse Offer"). Any commission payable to such Agent on the Closing Date with respect to a Reverse Offer shall be in an amount as may be agreed to by the Company and such Agent at such time. The Company agrees, so long as any Agent is serving in such capacity hereunder, that it will not contact or solicit potential investors introduced to it by such Agent to purchase Notes.

      (b) Subject to the terms and conditions stated herein, whenever the Company and any of you determine that the Company shall sell Notes directly to any of you as Purchaser, each such sale of Notes shall be made in accordance with the terms of this Agreement and, unless otherwise agreed by the Company and the Purchaser, any supplemental agreement relating thereto between the Company and the Purchaser. Each such supplemental agreement (which shall be substantially in the form of Exhibit C attached hereto) is herein referred to as a "Terms Agreement." The Purchaser's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the Closing Date for such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any modification of the requirements for the delivery of the opinions of counsel, the certificates from the Company or its officers, and the letter from the Company's independent public accounting firm, pursuant to
Section 6(b). Such Terms Agreement shall also specify the period of time referred to in Section 4(m). Except as set forth in any Terms Agreement, no commission shall be payable by the Company with respect to any sale of Notes pursuant to a Terms Agreement.

      Delivery of the Notes sold to the Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser as set forth in the respective Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the respective Terms Agreement.

      Each of the Agents represent that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus, other than (i) a Free Writing Prospectus that, solely as a result of use by such Agent, would not trigger an obligation to file such Free Writing Prospectus with the Commission pursuant to Rule 433 under the Act, (ii) any Issuer Free Writing Prospectus prepared pursuant to Section 1(j) or Section 4(o) (including any electronic road show) or (iii) any Free Writing Prospectus prepared by such Agent and approved by the Company in advance in writing.


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

      The Company acknowledges and agrees that (i) the offer and sale of any Notes, including the determination of the public offering price thereof, will be arm's-length commercial transactions between the Company, on the one hand, and the Agents, on the other hand, (ii) in connection with the offer and sale of any Notes and the process leading to such transaction, each Agent is not the fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offer or sale of any Notes or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters), and no Agent has any obligation to the Company with respect thereto, except the obligations expressly set forth in this Agreement, (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions not in violation of law that involve interests that differ from those of the Company and (v) no Agent has provided any legal, accounting, regulatory or tax advice with respect to the offer and sale of any Notes and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

      3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

      4. Agreements. The Company agrees with you that:

      (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a Pricing Supplement or (iii) a supplement relating to an offering of debt securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424 within the time period prescribed. The Company will promptly advise each of you
(i) when the Prospectus, and any supplement thereto, and any Issuer Free Writing Prospectus, shall have been filed with the Commission pursuant to Rule 424, (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as reasonably possible the withdrawal thereof.

      (b) If, at any time prior to a Closing Date for any of the Notes, any event occurs as a result of which the Time of Sale Information for such Notes as then supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, at any time prior to a Closing Date for any of the Notes, it shall be necessary to amend the Registration Statement or to supplement the Time of Sale Information for such Notes to comply with the Act or the Exchange Act or the respective rules thereunder, or if, at any time when a prospectus relating to the Notes is required to be delivered under the Act, it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented),
(ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Time of Sale Information or Prospectus, as the case may be, to each of you in such quantities as you may reasonably request; provided, however, that should any such event relate solely to activities of you, then you shall assume the expense of preparing and furnishing any such amendment or supplement. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraphs (g), (j), (k) and (l) of this
Section 4 in connection with the preparation of filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

      (c) During the term of this Agreement, the Company will timely file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, on the date on which the Company (or as soon as practicable thereafter) makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained in such announcement. The Company will notify each of you of any downgrading in the rating of the Notes or any other debt securities of the Company, or any public announcement of placement of the Notes or any other debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), promptly after the Company learns of any such downgrading or public announcement.

      (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and the Subsidiary which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

      (e) The Company will furnish to each of you and your counsel, without charge (except as otherwise provided herein), a reasonable number of copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

      (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and upon your request will arrange for the determination of the legality of the Notes for purchase by institutional investors; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, to pay filing fees and other expenses in connection therewith in the aggregate exceeding $4,000, or to comply with any other requirement reasonably deemed by the Company to be unduly burdensome.

      (g) During the term of this Agreement, the Company shall furnish to each of you (i) copies of all annual, quarterly and other reports furnished to stockholders, (ii) copies of all annual, quarterly and current reports (without exhibits but including documents incorporated by reference therein) of the Company filed with the Commission under the Exchange Act and (iii) such other information concerning the Company as you may reasonably request from time to time.

      (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including reasonable fees of counsel, incurred pursuant to Section 4(f), the fees and disbursements of the Trustee and the fees of any ratings agency that rates the Notes, (ii) reimburse each of you on a monthly basis for all reasonable out-of-pocket expenses incurred by you in connection with this Agreement (including, but not limited to, advertising expenses), in the aggregate not to exceed $2,500 per Agent for the term of this Agreement, and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

      (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be a new making to you of the representations and warranties of the Company in Section 1 (except that such representations and warranties shall be deemed to relate solely to the Registration Statement as then amended and to the Prospectus as then amended and supplemented to relate to such Notes).

      (j) Except as otherwise provided in subsection (n) of this Section 4, each time that the Registration Statement or the Prospectus is amended or supplemented (other than by (i) an amendment or supplement relating to any offering of debt securities other than the Notes or (ii) a Pricing Supplement) the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by any of the Chairman of the Board, the President and Chief Executive Officer, any Vice President having responsibilities for financial matters or the Controller or the Treasurer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

      (k) Except as otherwise provided in subsection (n) of this Section 4, each time that the Registration Statement or the Prospectus is amended or supplemented (other than by (i) an amendment or supplement relating to any offering of debt securities other than the Notes or (ii) a Pricing Supplement), the Company shall furnish or cause to be furnished promptly to each of you a written opinion, satisfactory to you, by counsel for the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinion referred to in Section 5(b), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, such counsel may furnish each of you with a letter to the effect that you may rely on such counsel's last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

      (l) Except as otherwise provided in subsection (n) of this Section 4, each time that the Registration Statement or the Prospectus is amended or supplemented (other than by (i) an amendment or supplement relating to any offering of debt securities other than the Notes or (ii) a Pricing Supplement) to set forth amended or supplemental financial information (derived from the accounting records of the Company subject to the internal controls of the Company's accounting system or derived directly from such records by computation), the Company shall cause its registered independent public accounting firm promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in
Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter.

      (m) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, issue or announce the proposed issuance of any of its debt securities, including the Notes, with maturities or other terms substantially similar to the Notes being purchased pursuant to such Terms Agreement.

      (n) The Company shall not be required to comply with the provisions of subsections (j), (k) and (l) of this Section 4 during any period (which may occur from time to time during the term of this Agreement) for which the Company has instructed the Agents to suspend the solicitation of offers to purchase Notes with respect to any Agent who is not a Purchaser holding Notes during any such period pursuant to any Terms Agreement. Whenever the Company has instructed the Agents to suspend the solicitation of offers to purchase Notes for any such period, however, prior to instructing the Agents to resume the solicitation of offers to purchase Notes or prior to entering into any Terms Agreement, the Company shall be required to comply with the provisions of subsections (j), (k) and (l) of this Section 4, but only to the extent of delivering or causing to be delivered the most recent certificate, opinion or letter, as the case may be, which would have otherwise been required under each such subsection unless the Agents otherwise reasonably request that such documents in respect of prior periods be delivered.

      (o) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to each of the Agents and their counsel a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Agents reasonably object.

      (p) If at any time after the Time of Sale for any Notes and prior to the Closing Date for such Notes (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information for such Notes as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement such Time of Sale Information to comply with law, the Company will immediately notify the Agents thereof and forthwith prepare and, subject to
Section 4(o), file with the Commission (to the extent required) and furnish to the Agents and to such dealers as the Agents may designate, such amendments or supplements to such Time of Sale Information as may be necessary so that the statements in such Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that such Time of Sale Information will comply with law.

      (q) The Company shall prepare a Term Sheet with respect to each offering of Notes, containing solely a description of the final terms of the Notes and the offering thereof, which shall be substantially in the form of Exhibit D attached hereto (a "Term Sheet"), and shall file such Term Sheet with the Commission pursuant to Rule 433 under the Act within the time required by such Rule.

      5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date and when any supplement to the Prospectus is filed with the Commission, (ii) the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, (iii) the performance by the Company of its obligations hereunder and (iv) the following additional conditions:

      (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424, the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

      (b) The Company shall have furnished to each Agent the opinion of counsel for the Company, dated the Execution Time, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and governmental) to own its properties and conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company; provided, however, that at such time, if ever, the Subsidiary constitutes 10% or more of the consolidated assets of the Company or contributes 10% or more of the consolidated net income of the Company for the then most recent 12-month period, the Agents may request that counsel for the Company include in any written opinion to them required by this
      Section 5(b) or Section 4(k), an opinion to the effect that the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and governmental) to own its properties and conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and the Subsidiary taken as a whole; and all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company subject to no security interest, other encumbrance, or adverse claim.

            (ii) To the best of such counsel's knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and the Subsidiary, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (iii) This Agreement has been duly authorized, executed and delivered by the Company.

            (iv) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to an implied covenant of good faith and fair dealing; and the Indenture has been duly qualified under the Trust Indenture Act.

            (v) The issuance and sale of the Notes have been duly and validly authorized by the Company and, when issued within the limitations set forth in the applicable order or orders from the Public Service Commission of the State of New York referred to in paragraph (x) below and executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to an implied covenant of good faith and fair dealing, and will be entitled to the benefit provided by the Indenture equally and ratably with the securities outstanding thereunder (except insofar as a sinking fund established in accordance with the provisions of the Indenture may afford additional benefit for the securities of any particular series); and the Notes and the Indenture conform as to legal matters to the descriptions thereof contained in the Registration Statement and the Prospectus.

            (vi) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement and the consummation of the transactions therein and herein contemplated (except as to compliance with any financial covenant requiring an arithmetic computation not determinable at the Execution Time as to which such counsel need express no opinion) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or material other agreement or instrument known, as of the date of such opinion, to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Company's Certificate of Incorporation, as amended, or the Bylaws of the Company or any statute or any order, rule or regulation known, as of the date of such opinion, to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

            (vii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the public offering of the Notes, and except for filings with and the order or orders from the Public Service Commission of the State of New York authorizing the issuance and sale by the Company of the Notes subject to certain conditions set forth therein, which order or orders have been obtained and, to the best knowledge of such counsel, are in full force and effect.

            (viii) The Registration Statement, at the Effective Date, and the Prospectus, as of the date of such opinion (except as to the financial statements and other financial or statistical data contained or incorporated by reference therein and except for that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, as to which such counsel need express no opinion) comply as to form in all material respects with all applicable requirements of the Act, and, with respect to the documents or portions thereof filed with the Commission pursuant to the Exchange Act and incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; on the basis of information received from the Commission, at the date of such opinion, the Registration Statement has become effective under the Act, and, to the best knowledge of such counsel, no proceedings for a stop order with respect thereto have been instituted or are pending or threatened under
      Section 8 of the Act; and based on such counsel's participation in the preparation of the Registration Statement and Prospectus and its services as counsel to the Company (but such opinion may state that such counsel did not independently check or verify the correctness of the statements made by the Company or factual information included in the Registration Statement and Prospectus, and thereby may assume the correctness thereof, except insofar as such statements or information relate to such counsel or are stated in the Registration Statement or Prospectus as having been made on their authority as experts), no facts have come to the attention of such counsel to cause them to believe, and such counsel have no reason to believe, that the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to the financial statements or other financial or statistical data contained in or incorporated by reference in the Registration Statement and the Prospectus and except for that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee), or that the Prospectus, as of the date of such opinion, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to the financial statements or other financial or statistical data contained in or incorporated by reference in the Registration Statement and the Prospectus).

            (ix) The Company's gas distribution activities are exempt from the Natural Gas Act.

            (x) The Public Service Commission of the State of New York has issued an appropriate order or orders with respect to the issuance and sale of the Notes in accordance with this Agreement; to the best knowledge of such counsel, such order or orders are still in full force and effect; the issuance and sale of the Notes in accordance with this Agreement and subject to the limitations set forth in such orders will conform with the terms of such order or orders.

      As to factual matters (including relating to the Company's financial condition) included in said opinion, such counsel may rely upon certificates of public officials as of a recent date, the warranties and representations of the Company set forth in this Agreement, and certificates of the Company made pursuant to the provisions of this Agreement.

      (c) Each Agent shall have received from counsel for the Agents an opinion, dated the Execution Time, with respect to the issuance and sale of the Notes, the Indenture, the

Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      (d) The Company shall have furnished to each Agent a certificate of the Company, signed by any of the Chairman of the Board, the President, the Chief Financial Officer or any Vice President having responsibilities for financial matters, the Controller or the Treasurer of the Company, dated the Execution Time, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

            (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes.

            (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened.

            (iii) (A) Neither the Company nor the Subsidiary has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which has had or is reasonably likely to have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and the Subsidiary taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus and (B) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than pursuant to any stock purchase, dividend reinvestment, savings, bonus, incentive, or similar plan, conversions of convertible securities into common stock, or shares of capital stock issued or to be issued by the Subsidiary pursuant to one or more subscription agreements in effect between the Subsidiary and the Company at the date hereof), or long-term debt (other than normal amortization of debt premium and discount, bank or finance company borrowings and repayments in the ordinary course, or additional issuances or repurchases of commercial paper) of the Company or the Subsidiary or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Subsidiary taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

      (e) At the Execution Time, the Company's independent registered public accounting firm shall have furnished to each Agent a letter, dated as of the Execution Time, in form and substance satisfactory to the Agents, stating in effect that:

            (i) They are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) ("PCAOB").

            (ii) In their opinion, the consolidated financial statements of the Company and the Subsidiary audited by them and included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, which are incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission.

            (iii) On the basis of procedures (but not an audit in accordance with the standards of the PCAOB) consisting of:

                  (A) reading the minutes of meetings of the stockholders and the Board of Directors of the Company and the Subsidiary since December 31, 2006, as set forth in the minute books through a specified date not more than three business days prior to the date of delivery of such letter;

                  (B) performing the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited condensed interim financial statements of the Company and the Subsidiary incorporated by reference in the Registration Statement and the Prospectus (the "Unaudited Statements") and reading the unaudited interim financial data for the period from the date of the latest balance sheet included in the Unaudited Statements to the date of the latest available interim financial data; and

                  (C) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested in Sections 5(e)(iii)(1) through 5(e)(iii)(4) below,

      nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                  (1) the Unaudited Statements do not comply in form in all
            material respects with the applicable accounting requirements of the Act and the Exchange Act and with the related rules and regulations adopted by the Commission;

                  (2) any material modifications should be made to the Unaudited
            Statements for them to be in conformity with generally accepted accounting principles; and

                  (3) (i) at the date of the latest available interim financial data, there was any change in the capital stock or increase in long-term debt or any decreases in consolidated net current assets (working capital) or shareholders' equity of the Company and the Subsidiary consolidated as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement and the Prospectus, and at a specified date not more than three business days prior to the date of delivery of such letter, there was any change in the capital stock or increase in long-term debt of the Company and the Subsidiary consolidated as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement and the Prospectus, or
            (ii) for the period from the date of the latest income statement incorporated by reference in the Registration Statement and the Prospectus to the date of the latest available financial data, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of net income, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur, or they shall state any specific changes, increases or decreases.

            (iv) They have read the dollar amounts (or percentages derived from such dollar amounts) and other financial information specified by the Agents (A) which appear in the Prospectus under the caption "Ratios of Earnings to Fixed Charges", (B) which appear or are incorporated by reference in the Company's Annual Report on Form 10-K incorporated by reference in the Registration Statement and the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Ratio of Earnings to Fixed Charges" and in the table captioned "Five Year Summary of Consolidated Operations and Selected Financial Information", or (C) which appear in any of the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Ratio of Earnings to Fixed Charges" and agreed such dollar amounts, percentages and other financial information respectively to appropriate accounts in the Company's accounting records subject to controls over financial reporting and to schedules prepared by the Company therefor.

      References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

      (f) Each Agent shall have received copies of the Letter of Representations between the Company, U.S. Bank Trust and The Depository Trust Company ("DTC"), satisfactory to each of you, summarizing DTC's agreement to hold, safekeep and effect book-entry transfers of the Notes.

      (g) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

      If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the

Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

      The documents required to be delivered by this Section 5 at the Execution Time shall be delivered at the office designated by the Company in New York, New York.

      6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of any related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

      (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

      (b) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d), (ii) the opinion of counsel for the Company, dated as of the Closing Date, substantially to the effect set forth in Section 5(b), (iii) the opinion of counsel for the Purchaser, dated as of the Closing Date, substantially to the effect set forth in Section 5(c) and (iv) the letter of the Company's independent registered public accounting firm, dated as of the Closing Date, substantially to the effect set forth in Section 5(e); provided, however, that references to the Registration Statement and the Prospectus in such certificate, opinions and letter shall be to the Registration Statement and the Prospectus as then amended and supplemented.

      (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

      If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

      7. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, either (a) any condition set forth in Section 5 or
Section 6, as applicable, shall not be satisfied or (b) subsequent to the agreement to purchase such Note, there shall have occurred (i) any change in or affecting the business or properties of the Company and the Subsidiary, considered as one enterprise, the effect of which, in the reasonable judgment of such person, has a material adverse effect on the investment quality of such Note or (ii) any event described in paragraphs (ii),
(iii), (iv) or (v) of Section 9(b).

      8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each of you against all losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Prospectus Supplement and any other prospectus relating to the Notes (including, without limitation, any Time of Sale Information, any Issuer Free Writing Prospectus and any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of you for any legal or other expenses reasonably incurred by each of you in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Registration Statement, the Prospectus, any Prospectus Supplement and any other prospectus relating to the Notes (including, without limitation, any Time of Sale Information, any Issuer Free Writing Prospectus and any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the
Act) or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any of you expressly for use in any such documents.

      (b) Each of you, severally, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Prospectus Supplement and any other prospectus relating to the Notes (including, without limitation, any Time of Sale Information, any Issuer Free Writing Prospectus and any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, any Prospectus Supplement and any other prospectus relating to the Notes (including, without limitation, any Time of Sale Information, any Issuer Free Writing Prospectus and any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the
Act), or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by each of you, respectively, expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

      (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it (except and only to the extent that it has been prejudiced in any material respect by such failure to notify) may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Any losses, claims, damages or liabilities for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages or liabilities are incurred. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same allegations or circumstances unless any such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the other indemnified parties and in the judgment of such counsel it is advisable for such indemnified party to employ separate counsel. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent
(i) includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Notes, as well as other equitable considerations, including relative fault in connection with the statements or omissions which resulted in such losses, claims damages or liabilities. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes received by the Company bear to the total discounts and commissions received by you. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In connection with an offering of Notes purchased from the Company by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 8(d) are several, and not joint, in proportion to the aggregate principal amount of Notes that each Agent has agreed to purchase from the Company.

      (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any who controls any of you within the meaning of the Act or the Exchange Act; and the obligations of you under this Section 8 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

      9. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you or all of you insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the third paragraph of Section 2(a), Section 4(h), Section 8 and Section 10 and, so long as any Purchaser continues to own Notes, subsections (a), (b) and (c) of
Section 4.

      (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) the Purchaser shall exercise its right to refuse to purchase the Notes which are the subject of such Terms Agreement in accordance with the provisions of Section 7, or (ii) there shall have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the reasonable judgment of the Purchaser, impractical to market the Notes or enforce contracts for the sale of the Notes, or (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if the rating assigned by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) to the Notes or any other debt securities of the Company as of the date of the applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed the Notes or any other debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, or (v) the subject matter of any amendment or supplement to the Registration Statement, the Prospectus or any Time of Sale Information prepared and issued by the Company, or the exceptions set forth in any letter of the Company's independent registered public accounting firm furnished pursuant to Section 5(e), shall have made it, in the judgment of the Purchaser, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes.

      10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 8, and will survive delivery of and payment for the Notes. The provisions of the third paragraph of Section 2(a) and Sections 4(d), 4(h) and 8 shall survive the termination or cancellation of this Agreement; provided, however, that if at the time of such termination or cancellation any Purchaser continues to own Notes, the provisions of subsections
(a), (b) and (c) of Section 4 shall also survive such termination or cancellation of this Agreement.

      11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 284 South Avenue, Poughkeepsie, New York 12601-4879,
Attention: Treasurer.

      12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

      13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

      14. Counterparts.This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you in accordance with its terms.

                                            Very truly yours,

                                            CENTRAL HUDSON GAS & ELECTRIC
                                              CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.


BANC OF AMERICA SECURITIES LLC


By:
   ---------------------------------
   Title:


J.P. MORGAN SECURITIES INC.


By:
   ---------------------------------
   Title:


MCDONALD INVESTMENTS INC.


By:
   ---------------------------------
   Title:

                                   SCHEDULE I

Commissions:

      The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold by such Agent:

                    Term                                    Commission Rate
                    ----                                    ---------------

From 1 year to less than 18 months                               .150%

From 18 months to less than 2 years                              .200%

From 2 years to less than 3 years                                .250%

From 3 years to less than 4 years                                .350%

From 4 years to less than 5 years                                .450%

From 5 years to less than 6 years                                .500%

From 6 years to less than 7 years                                .550%

From 7 years to less than 10 years                               .600%

From 10 years to less than 15 years                              .625%

From 15 years to less than 20 years                              .675%

From 20 years up to and including 30 years                       .750%

From 30 years up to and including 50 years               By agreement with the
                                                                Agents

Address for Notice to You:

Notices to Banc of America Securities LLC shall be directed to it at 40 West 57th Street, NY1-040-27-03, New York, New York 10019, Attention: High Grade Transaction Management/Legal.

Notices to J.P. Morgan Securities Inc. shall be directed to it at 270 Park Avenue, 8th Floor, New York, New York 10017, Attention: Medium-Term Note Desk.

Notices to McDonald Investments Inc. shall be directed to it at 127 Public Square, Cleveland, Ohio 44114, Attention: Joe Chinnici, Director.

                                                                       EXHIBIT A

                    Central Hudson Gas & Electric Corporation

                           Medium-Term Notes, Series F
                            Administrative Procedures

      Medium-Term Notes, Series F (the "Notes"), are to be offered on a continuing basis by Central Hudson Gas & Electric Corporation (the "Company") in an aggregate principal amount of up to $140,000,000. Banc of America Securities LLC, J.P. Morgan Securities Inc. and McDonald Investments Inc., as agents (each an "Agent" and collectively the "Agents"), have agreed to use their reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents dated March 19, 2007 (the "Distribution Agreement"), to which these administrative procedures are attached as an exhibit.

      The Notes will be issued under the Company's Indenture, dated as of April 1, 1992 (the "Indenture"), to U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) ("U.S. Bank Trust"), as successor to Morgan Guaranty Trust Company of New York, as trustee (the "Trustee"). U.S. Bank Trust will act as the paying agent (the "Paying Agent") for the payment of principal and premium, if any, and interest on the Notes and will perform, as the Paying Agent, unless otherwise specified, the other duties specified herein.

      The Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. The Notes have been registered with the Securities and Exchange Commission (the "Commission") and may bear interest at fixed rates or, if issued at a discount, may not bear interest.

      Each Note will be represented by either a Global Security (as defined hereinafter) delivered to U.S. Bank Trust, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Prospectus (as defined in Section 1(c) of the Distribution Agreement), (i) each Note will be initially issued as a Book-Entry Note and (ii) an owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

      The procedures to be followed during, and the specific terms of, the solicitation of offers by the Agents and the sale as a result thereof by the Company are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof and Certificated Notes will be issued in accordance with the administrative procedures set forth in
Part II hereof. Administrative procedures applicable to both Book-Entry Notes and Certificated Notes are set forth in Part III hereof. Administrative responsibilities, document control and record-keeping functions will be handled for the Company by its Controller or Treasurer. The Company will promptly advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

      To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture or the Distribution Agreement, the relevant provisions of the Notes, the Indenture and the Distribution Agreement shall control. Unless otherwise defined herein, terms defined in the Indenture shall be used herein as therein defined.

PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

      In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, U.S. Bank Trust will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations to be delivered from the Company and U.S. Bank Trust to DTC and a Medium-Term Note Certificate Agreement between U.S. Bank Trust National Association (under its then name First Trust, National Association) and DTC, dated as of January 31, 1991 (the "MTN Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                     On any date of settlement (as defined under
                              "Settlement" below) for one or more Book-Entry
                              Notes, the Company will issue a single global security in fully registered form without coupons
                              (a "Global Security") representing up to $140,000,000 aggregate principal amount of all such Notes that have the same date of maturity
                              ("Maturity Date"), redemption provisions, if any, provisions for the repayment or purchase by the Company at the option of the Holder, if any, Interest Payment Dates, Original Issue Date, and interest rate (in each case, and for all purposes of these administrative procedures, as defined in the Prospectus) (as defined in Section 1(c) of the Distribution Agreement) (collectively, the
                              "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. No Global Security will represent any
                              Certificated Note.

Identification Numbers:       The Company has arranged with the CUSIP Service
                              Bureau of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (the
                              "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers (including tranche numbers), which series consists of approximately
                              900 CUSIP numbers and relates to Global Securities representing the Book-Entry Notes and previously issued Medium-Term Notes of the Company. The
                              Company has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to

                              DTC and the Trustee a written list of 900 CUSIP numbers of such series. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". It is expected that DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of the series remain unassigned to Global Securities, the Trustee shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:                 Each Global Security will be registered in the
                              name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture.
                              It is expected that the beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and it is expected that DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                    Transfers of a Book-Entry Note will be
                              accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferees and transferors of such Note.

Consolidations:               Upon receipt of written instructions from the
                              Company, U.S. Bank Trust may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security) specifying (i) the CUSIP numbers of two or more
                              Outstanding Global Securities that represent
                              Book-Entry Notes having the same Terms and for which interest has been paid to the same date,
                              (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global
                              Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global
                              Security. Upon receipt of such a notice, it is expected that DTC will send to its participants
                              (including U.S. Bank Trust) a written
                              reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, U.S. Bank Trust will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global
                              Securities to be exchanged will no longer be valid. On the specified exchange date, U.S. Bank
                              Trust will exchange such Global Securities for a single Global Security bearing the new CUSIP number, and the CUSIP numbers of the exchanged
                              Global Securities will, in accordance with CUSIP
                              Service Bureau procedures, be canceled and not reassigned until the Book-Entry Notes represented by such exchanged Global Securities have matured or been redeemed.

Maturities:                   Each Book-Entry Note will mature on a date not
                              less than one year nor more than 50 years after the date of settlement for such Note.

Denominations:                Book-Entry Notes will be issued in principal
                              amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global
                              Securities will be denominated in principal amounts not in excess of $140,000,000.

Interest:                     General. Interest on each Book-Entry Note will
                              accrue from and including the original issue date of, or the last date to which interest has been paid on, the Global Security representing such Note. Each payment of interest on a Book-Entry
                              Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date or, upon earlier redemption or repayment, the date of such redemption or repayment (the "Redemption Date"), as the case may be. Interest payable on the Maturity Date or the Redemption Date of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. Standard & Poor's Rating
                              Services, a division of The McGraw-Hill Companies,
                              Inc. will use the information received in the pending deposit message described under Settlement
                              Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

                              Record Dates. The record date with respect to any Interest Payment Date shall be the April 15 or October 15, as the case may be (whether or not a Business Day) immediately preceding such Interest Payment Date (each a "Regular Record Date").

                              Interest Payment Dates. Interest payments on
                              Book-Entry Notes will be made semi-annually on May 1 and November 1 of each year and on the Maturity Date or the Redemption Date; provided, however, that in the case of a Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Payments of Principal         Payment of Interest Only. Promptly after each
and Interest:                 Regular Record Date, the Paying Agent will deliver
                              to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest
                              Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. It is expected that DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's Corporation. The
                              Company will pay to the Paying Agent the total amount of interest due on such Interest Payment
                              Date (other than on the Maturity Date), and the Paying Agent will pay such amount to DTC at the times and in the manner set forth under "Manner of Payment" below. If any Interest Payment Date for a
                              Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                              Payments on Maturity Date, Etc. On or about the first Business Day of each month, the Paying Agent will deliver to the Company and DTC a written list of principal and, to the extent known at such time, interest to be paid on each Global Security maturing either on the Maturity Date or the Redemption Date in the following month. The Company and DTC will confirm with the Paying Agent the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or the Redemption Date, as the case may be, of such Global Security. The Company will pay to the Paying Agent the principal amount of such Global Security, together with interest due on such Maturity Date or Redemption Date in the manner set forth below under "Manner of Payment". The Paying Agent will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If the Maturity Date or the Redemption Date of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, and no interest shall accrue on such payment for the period from and after such Maturity Date or the Redemption Date. Promptly after payment to DTC of the principal and interest due at the Maturity Date or the Redemption Date of such Global Security, the Paying Agent will cancel such Global Security in accordance with the terms of the Indenture.

                              Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or on the Maturity Date or the Redemption Date shall be paid by the Company to the Paying Agent in immediately available funds for use by the Paying Agent no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by wire transfer to the Paying Agent or by the Paying Agent's debiting the account of the Company maintained with the Paying Agent. The Company will confirm such instructions in writing to the Paying Agent. Prior to 10:00 A.M. (New York City time) on each Maturity Date or Redemption Date or as soon as reasonably possible thereafter, the Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously agreed to with
                              DTC) to an account at the Federal Reserve Bank of New York previously agreed to with DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Securities on any Maturity Date or Redemption Date. On each Interest Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between the Paying Agent and DTC. Thereafter, on each such date, it is expected that DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor the Paying Agent shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                              Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement:                   The receipt by the Company of immediately
                              available funds in payment for a Book-Entry Note and the authentication and issuance of the Global
                              Security representing such Note shall constitute
                              "settlement" with respect to such Note. All orders accepted by the Company will be settled on the third Business Day following the date of sale of a Book-Entry Note unless the Company, the Trustee and the purchaser agree to settlement on another day that shall be no earlier than the next
                              Business Day.

Settlement Procedures:        Settlement Procedures with regard to each
                              Book-Entry Note sold by the Company through an Agent, as agent, shall be as follows:

                              A.    Such Agent will advise the Company by
                                    telephone, followed by facsimile
                                    transmission, of the following settlement information:

                                    1.    Principal amount.

                                    2.    Maturity Date.

                                    3.    The interest rate.

                                    4.    Interest Payment Dates.

                                    5.    Redemption provisions, if any, or
                                          provisions for the repayment or
                                          purchase by the Company at the option
                                          of the Holder, if any.

                                    6.    Settlement date.

                                    7.    Issue price.

                                    8.    Agent's commission, determined as
                                          provided in Section 2(a) of the
                                          Distribution Agreement.

                              B. The Company will assign a CUSIP number to such Book-Entry Note and will advise U.S. Bank Trust by facsimile transmission or other mutually acceptable means of the information set forth in Settlement Procedure "A" above, the name of such Agent and the CUSIP number assigned to such Book-Entry Note. The Company will notify the Agent of such CUSIP number by telephone as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to U.S. Bank Trust and each Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) the Global Security representing such Note will conform with the terms of the Indenture pursuant to which such Note and Global Security are issued and
                                    (iii) upon authentication and delivery of such Global Security, the aggregate principal amount of all Notes initially offered issued under the Indenture will not exceed $140,000,000 (except for Global Securities or Notes represented by and authenticated and delivered in exchange for or in lieu of Notes in accordance with the Indenture).

                              C. U.S. Bank Trust will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, which shall route such information to such Agent and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.:

                                    1.    The information set forth in
                                          Settlement Procedure "A".

                                    2.    Identification of such Note as a fixed
                                          rate Book-Entry Note.

                                    3.    Initial Interest Payment Date for such
                                          Note, number of days by which such
                                          date succeeds the related Regular
                                          Record Date (which shall be the
                                          Regular Record Date as defined in the
                                          Note) and amount of interest payable
                                          on such Interest Payment Date.

                                    4.    CUSIP number of the Global Security
                                          representing such Note.

                                    5.    Whether such Global Security will
                                          represent any other Book-Entry Note
                                          (to the extent known at such time).

                              D. The Trustee will complete and authenticate the Global Security representing such Note.

                              E. It is expected that DTC will credit such Note to U.S. Bank Trust's participant account at DTC.

                              F. U.S. Bank Trust will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to U.S. Bank Trust's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit U.S. Bank Trust's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by U.S. Bank Trust to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and
                                    (b) U.S. Bank Trust is holding such Global
                                    Security pursuant to the MTN Certificate
                                    Agreement.

                              G. Such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and
                                    (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                              H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                              I.    U.S. Bank Trust will, upon confirming
                                    receipt of such funds from the Agent, wire transfer to the account of the Company maintained at HSBC Bank USA, 801 Auto Park Place, Newburgh, New York 12550 (for credit to Central Hudson Gas & Electric Corporation, HSBC Bank USA, Regular Account, ABA Routing No. 021001088, Account No. 080-00017-0) in immediately available funds in the amount transferred to U.S. Bank Trust in accordance with Settlement Procedure "F". Promptly upon completion of such wire transfer, U.S. Bank Trust shall notify the Company thereof by telephone (Attn. Cash Management Specialist, Tel. No. 845-486-5568, or such other person or telephone number, as the Company shall request of U.S. Bank Trust).

                              J. Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures         For orders of Book-Entry Notes solicited by an
Timetable:                    Agent, as agent, and accepted by the Company for
                              settlement on the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times
                              (New York City time) set forth below:

                              Settlement
                              Procedure                  Time
                              ---------                  ----

                              A              11:00 A.M. on the sale date
                              B              12:00 Noon on the sale date
                              C              5:00 P.M. on the sale date
                              D              3:00 P.M. on the sale date
                              E              8:05 A.M. on the settlement date
                              F-G            3:00 P.M. on the settlement date
                              H              4:45 P.M. on the settlement date
                              I-J            5:00 P.M. on the settlement date

                              If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date with respect to Settlement Procedures "A" and "B", respectively, and no later than 5:00 P.M. on the first Business Day after the sale date, with respect to Settlement Procedure "C". Settlement Procedure "D" shall occur no later than 3:00 P.M. on the last Business Day prior to the settlement date. Settlement Procedures "H" and "I" are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                              If settlement of a Book-Entry Note is rescheduled or canceled, the Company will instruct U.S. Bank Trust by no later than 12:00 Noon on the Business Day immediately preceding the scheduled settlement date to deliver to DTC through DTC's Participant Terminal System a cancellation message to such effect and U.S. Bank Trust will enter such message, by no later than 2:00 P.M. on such Business Day, through DTC's Participation Terminal System.

Monthly Reports:              Monthly, the Trustee will send to the Company a
                              statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee but which have not yet been settled.

Failure to Settle:            If U.S. Bank Trust or the Agent fails to enter an
                              SDFS deliver order with respect to a Book-Entry
                              Note pursuant to Settlement Procedure "F" or "G,"
                              U.S. Bank Trust may upon the approval of the Company deliver to DTC, through DTC's Participant
                              Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to U.S. Bank Trust's participant account, provided that U.S. Bank Trust's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global
                              Security, U.S. Bank Trust will mark such Global
                              Security "canceled", make appropriate entries in U.S. Bank Trust's records and send such canceled
                              Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not reassigned until the Book-Entry Notes represented by such Global
                              Security have matured or been redeemed. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, U.S. Bank Trust will exchange such Global Security for another
                              Global Security, which shall represent the Book-Entry Notes previously represented by the surrendered Global Security with respect to which a withdrawal message has not been processed and shall bear the CUSIP number of the surrendered
                              Global Security.

                              If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "F", respectively. Thereafter, U.S. Bank Trust will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder or under the Distribution Agreement, then the Company will reimburse such Agent or U.S. Bank Trust, for the account of such Agent, as applicable, on an equitable basis for the loss of the use of funds during the period when they were credited to the account of the Company.

                              Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

      U.S. Bank Trust will serve as registrar in connection with the Certificated Notes.

Maturities:                   Each Certificated Note will mature on a date not
                              less than one year and not more than 50 years after the date of delivery by the Company of such Note.

Price to Public:              Each Certificated Note will be issued at the
                              percentage of principal amount specified in the Prospectus relating to the Notes.

Denominations:                The denomination of any Certificated Note will be
                              a minimum of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration:                 Certificated Notes will be issued only in fully
                              registered form.

Interest:                     General. Interest on each Certificated Note will
                              accrue from and including the original issue date of, or the last date to which interest has been paid on, such Note. Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date or, upon earlier redemption, the Redemption Date, as the case may be. Interest payable on the Maturity Date or the Redemption
                              Date of a Certificated Note will be payable to the person to whom the principal of such Note is payable.

                              Record Dates. Unless otherwise set forth in the applicable Pricing Supplement, the record dates with respect to the Interest Payment Dates shall be the Regular Record Dates.

                              Interest Payment Date. Unless otherwise specified pursuant to "Settlement Procedures" below, interest payments on Certificated Notes will be made semi-annually on May 1 and November 1 and on the Maturity Date or the Redemption Date; provided, however, that in the case of a Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Payments of Principal         Interest will be payable to the person in whose
and Interest:                 name a Certificated Note is registered at the
                              close of business on the Regular Record Date next preceding an Interest Payment Date; provided, however, that, in the case of a Certificated Note originally issued between a Regular Record Date and an Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name such Note was registered at the close of business on such next Regular Record
                              Date. Unless other arrangements are made acceptable to the Company, all interest payments
                              (excluding interest payments made on the Maturity
                              Date or the Redemption Date) on a Certificated
                              Note will be made by check mailed to the person entitled thereto as provided above.

                              U.S. Bank Trust will pay the principal amount of each Certificated Note on the Maturity Date upon presentation of such Certificated Note to U.S. Bank Trust at the principal corporate trust office of U.S. Bank Trust in New York, New York. Such payment, together with payment of interest due on the Maturity Date, will be made from funds deposited with U.S. Bank Trust by the Company.

                              U.S. Bank Trust will be responsible for compliance with withholding taxes on interest paid on Certificated Notes by it as required by applicable federal law.

                              Within 10 days following each Regular Record Date, the Trustee will inform the Company of the total amount of the interest payments to be made by the Company on the next succeeding Interest Payment Date. The Trustee will provide monthly to the Company a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month.

Settlement:                   The settlement date with respect to any offer to
                              purchase Certificated Notes accepted by the Company will be a date on or before the third
                              Business Day next succeeding the date of acceptance unless otherwise agreed by the purchaser, the Trustee and the Company and shall be specified upon acceptance of such offer. The
                              Company will instruct the Trustee to effect delivery of each Certificated Note no later than 1:00 P.M. (New York City time) on the settlement date to the Presenting Agent (as defined under "Preparation of Pricing Supplement" in Part III below) for delivery to the purchaser.

Settlement Procedures:        For each offer to purchase a Certificated Note
                              that is accepted by the Company, the Presenting
                              Agent will provide (unless provided by the purchaser directly to the Company) by telephone and facsimile transmission or other mutually acceptable means the following information to the
                              Company:

                              1. Name in which such Note is to be registered (the "Registered Owner").

                              2. Address of the Registered Owner and, if different, address for payment of principal and interest.

                              3.    Taxpayer identification number of the
                                    Registered Owner.

                              4.    Principal amount.

                              5.    Maturity Date.

                              6.    The interest rate.

                              7.    Interest Payment Dates.

                              8. Redemption provisions, if any, or provisions for the repayment or repurchase by the Company at the option of the Holder, if any.

                              9.    Settlement date.

                              10.   Issue price.

                              11. Agent's commission, determined as provided in Section 2(a) of the Distribution Agreement.

                              The Presenting Agent will advise the Company of the foregoing information (unless provided by the purchaser directly to the Company) for each offer to purchase a Certificated Note solicited by such Agent and accepted by the Company in time for the Trustee to prepare and authenticate the required Certificated Note. Before accepting any offer to purchase a Certificated Note to be settled in less than three Business Days, the Company shall verify that the Trustee will have adequate time to prepare and authenticate such Note. After receiving from the Presenting Agent the details for each offer to purchase a Certificated Note that has been accepted by the Company, the Company will, after recording the details and any necessary calculations, provide appropriate documentation to the Trustee, including the information provided by the Presenting Agent necessary for the preparation and authentication of such Note.

Note Deliveries               Upon receipt of appropriate documentation and
and Cash Payment:             instructions, the Company will cause the Trustee
                              to prepare and authenticate the pre-printed 4-ply
                              Certificated Note packet containing the following documents in forms approved by the Company, the Presenting Agent and the Trustee:

                              1.    Note with customer receipt.

                              2.    Stub 1 - For the Presenting Agent.

                              3.    Stub 2 - For the Company.

                              4.    Stub 3 - For the Trustee.

                              Each Certificated Note shall be authenticated on the settlement date therefor. The Trustee will authenticate each Certificated Note and deliver it (with the confirmation) to the Presenting Agent (and deliver the stubs as indicated above), all in accordance with written or electronic instructions (or oral instructions confirmed in writing (which may be given by facsimile transmission) on the next Business Day) from the Company. Delivery by the Trustee of each Certificated Note will be made in accordance with said instructions against receipts therefor and in connection with contemporaneous receipt by the Company from the Presenting Agent on the settlement date in immediately available funds of an amount equal to the issue price of such Note less the Presenting Agent's commission.

                              Upon verification ("Verification") by the
                              Presenting Agent that a Certificated Note has been prepared and properly authenticated by the Trustee and registered in the name of the purchaser in the proper principal amount and other terms in accordance with the aforementioned confirmation, payment will be made to the Company by the Presenting Agent the same day as the Presenting Agent's receipt of the Certificated Note in immediately available funds. Such payment shall be made by the Presenting Agent only upon prior receipt by the Presenting Agent of immediately available funds from or on behalf of the purchaser unless the Presenting Agent decides, at its option, to advance its own funds for such payment against subsequent receipt of funds from the purchaser.

                              Upon delivery of a Certificated Note to the Presenting Agent, Verification by the Presenting Agent and the giving of instructions for payment, the Presenting Agent shall promptly deliver such Note to the purchaser.

                              In the event any Certificated Note is incorrectly prepared, the Trustee shall promptly issue a replacement Certificated Note in exchange for such incorrectly prepared Note.

Failure to Settle:            If the Presenting Agent, at its own option, has
                              advanced its own funds for payment against subsequent receipt of funds from the purchaser, and if the purchaser shall fail to make payment for the Certificated Note on the settlement date therefor, the Presenting Agent will promptly notify the Trustee and the Company by telephone, promptly confirmed in writing (but no later than the next Business Day). In such event, the Company shall promptly provide the Trustee with appropriate documentation and instructions consistent with these procedures for the return of the Certificated Note to the Trustee and the Presenting Agent will promptly return the Certificated Note to the Trustee. Upon (i) confirmation from the Trustee in writing (which may be given by facsimile transmission) that the Trustee has received the Certificated Note and upon (ii) confirmation from the Presenting Agent in writing (which may be given by facsimile transmission) that the Presenting Agent has not received payment from the purchaser (the matters referred to in clauses (i) and (ii) are referred to hereinafter as the "Confirmations"), the Company will promptly pay to the Presenting Agent an amount in immediately available funds equal to the amount previously paid by the Presenting Agent in respect of such Note. Assuming receipt of the Certificated Note by the Trustee and of the Confirmations by the Company, such payment will be made on the settlement date, if reasonably practical, and in any event not later than the Business Day following the date of receipt of the Certificated Note and Confirmations. If a purchaser shall fail to make payment for the Certificated Note for any reason other than the failure of the Presenting Agent to provide the necessary information to the Company as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above or otherwise to satisfy its obligation hereunder or in the Distribution
                              Agreement, and if the Presenting Agent shall have otherwise complied with its obligations hereunder and in the Distribution Agreement, the Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

                              Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will void such Note, make appropriate entries in its records and send such cancelled Note to the Company; and upon such action, the Certificated Note will be deemed not to have been issued, authenticated and delivered.

PART III: ADMINISTRATIVE PROCEDURES APPLICABLE TO BOTH BOOK-ENTRY NOTES AND CERTIFICATED NOTES

Calculation of Interest:      Interest on Notes (including interest for partial
                              periods) will be calculated on the basis of a 360-day year of twelve thirty-day months.
                              (Examples of interest calculations are as follows:
                              The period from August 15, 2005 to February 15,
                              2006 equals 6 months and 0 days, or 180 days; the interest payable equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from September 17, 2005 to
                              February 15, 2006 equals 4 months and 28 days, or 148 days; the interest payable equals 148/360 times the annual rate of interest times the principal amount of the Note.)

Procedure for Rate            The Company and the Agents will discuss from time
Setting and Posting:          to time the aggregate amount of, the issuance
                              price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of offers by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit offers (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance of Offers:         If the Company posts prices and rates as provided
                              above, each Agent as agent for and on behalf of the Company, shall promptly accept offers received by such Agent to purchase Notes at the prices and rates so posted, subject to (i) any instructions from the Company received by such Agent concerning the aggregate principal amount of such Notes to be sold at the prices and rates so posted or the period during which such posted prices and rates are to be in effect, (ii) any instructions from the Company received by such Agent changing or revoking any posted prices and rates, (iii) compliance with the securities laws of the United
                              States and all other jurisdictions and (iv) such Agent's right to reject any such offer as provided below.

                              If the Company does not post prices and rates and an Agent receives an offer to purchase Notes or, if while posted prices and rates are in effect, an Agent receives an offer to purchase Notes on terms other than those posted by the Company, such Agent will promptly advise the Company of each such offer other than offers rejected by such Agent as provided below. The Company will have the sole right to accept any such offer to purchase Notes. The Company may reject any such offer in whole or in part.

                              Each Agent may, in its discretion reasonably exercised, reject any offer to purchase Notes received by it in whole or in part.

Preparation of                If any offer to purchase a Note is accepted by the
Pricing Supplement:           Company, the Company, with the approval of the
                              Agent that presented such offer (the "Presenting
                              Agent"), will prepare a pricing supplement (a
                              "Pricing Supplement") reflecting the terms of such Note and will arrange to have a copy electronically filed with the Commission in accordance with the applicable paragraph of Rule
                              424 under the Act and the provision of Regulation
                              S-T thereunder and will supply at least 10 copies thereof (or additional copies if requested) to the Presenting Agent. The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Note.

                              In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Procedures for                When the Company has determined to change the
Rate Changes:                 interest rates of Notes being offered, it will
                              promptly advise the Agents and the Agents will forthwith suspend solicitation of offers. The
                              Agents will telephone the Company with
                              recommendations as to the changed interest rates.
                              At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of offers. Until such time only
                              "indications of interest" may be recorded.

Suspension of Solicitation;   The Company may instruct the Agents to suspend at
Amendment or Supplement       any time, for any period of time or permanently,
of Prospectus:                the solicitation of offers to purchase Notes. Upon
                              receipt of such instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

                              If the Company decides to amend or supplement the Registration Statement (as defined in Section 1(c) of the Distribution Agreement) or the Prospectus (except for a supplement relating to an offering of securities other than the Notes), it will promptly advise the Agents and the Trustee and will furnish the Agents and the Trustee with the proposed amendment or supplement in accordance with the terms of, and its obligations under, the Distribution Agreement. The Company will, consistent with such obligations, promptly advise each Agent and the Trustee whether orders outstanding at the time each Agent suspends solicitation may be settled and whether copies of such Prospectus and Prospectus Supplement as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus, Prospectus Supplement and Pricing Supplement may not be so delivered.

                              The Company will file with the Commission for filing therewith any supplement to the Prospectus relating to the Notes, provide the Agents with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424.

Confirmation:                 For each offer to purchase a Note solicited by an
                              Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Trustee/Paying Agent          Nothing herein shall be deemed to require the
Not to Risk Funds:            Trustee or Paying Agent to risk or expend its own
                              funds in connection with any payment to the Company, DTC, the Agents or the purchaser or a holder, it being understood by all parties that payments made by the Trustee/Paying Agent to the Company, DTC, the Agents or a purchaser or holder shall be made only to the extent that funds are provided to the Trustee/Paying Agent for such purpose.

Authenticity                  The Company will cause the Trustee to furnish the
of Signatures:                Agents from time to time with the specimen
                              signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any such Note.

Payment of Expenses:          Each Agent shall forward to the Company, on a
                              monthly basis, a statement of the reasonable out-of-pocket expenses incurred by such Agent during that month which are reimbursable to it pursuant to the terms of the Distribution
                              Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Delivery of Prospectus:       A copy of the Prospectus, Prospectus Supplement
                              and Pricing Supplement relating to a Note must accompany or precede the earliest of any written offer of such Note, confirmation of the purchase of such Note or payment for such Note by its purchaser. If notice of a change in the terms of the Notes is received by an Agent between the time an order for a Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus, Prospectus Supplement and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or
                              Supplement of Prospectus" above, each Agent will deliver a Prospectus, Prospectus Supplement and Pricing Supplement as herein described with respect to each Note sold by it.

                                                                       EXHIBIT B
                         Filed Pursuant to [_] Rule 424(b)(2) [_] Rule 424(b)(5)
                                                     Registration No. 333-138510
                                                                          [Date]

Pricing Supplement No. [_], Dated [_____]
(to Prospectus dated December 1, 2006, as supplemented by Prospectus Supplement dated March 19, 2007)

                    Central Hudson Gas & Electric Corporation
                                  $140,000,000
                           Medium-Term Notes, Series F
                        Principal Amount: $ [__________]

Issue Price:

Settlement Date (Original Issue Date):

Maturity Date (Stated Maturity):

Type of Note:

|_| Fixed Rate Note
|_| Zero Coupon Note

Form:

|_| Book-Entry
|_| Definitive Certificates

Authorized denominations: $1,000 and integral multiples thereof

CUSIP No: ___________

Interest Rate: [ ]% per annum

Interest Payment Dates:

Record Dates:

Initial Interest Payment Date:

Redemption Terms (at option of the issuer):

|_| Not redeemable prior to Stated Maturity

|_| Redeemable in accordance with the following terms:

Repayment Terms (at option of the holder):

|_| Not repayable prior to Stated Maturity

|_| Repayable in accordance with the following terms:

Sinking Fund Provisions:

|_| None

|_| Applicable in accordance with the following terms:

Agents and Principal Amounts placed:

Agent acting in capacity indicated below:

|_| As Agents

|_| As Principals

The notes are being offered at the Issue Price set forth above.

Agents' Commissions (based on Principal Amounts placed) as follows:

Net proceeds to issuer (before expenses): $ [__________]

Additional Terms:

THE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PRICING SUPPLEMENT OR THE APPLICABLE PROSPECTUS SUPPLEMENT OR PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                       EXHIBIT C

                                 TERMS AGREEMENT

Central Hudson Gas & Electric Corporation
284 South Avenue
Poughkeepsie, New York 12601-4879

Attention:

      Subject in all respects to the terms and conditions of the Distribution Agreement (the "Distribution Agreement"), dated March 19, 2007 among Banc of America Securities LLC, J.P. Morgan Securities Inc. and McDonald Investments Inc. and Central Hudson Gas & Electric Corporation (the "Company"), the undersigned agrees to purchase the following principal amount of the Company's $140,000,000 Medium-Term Notes, Series F (the "Notes"):

Aggregate Principal Amount:   $

Interest Rate:

Date of Maturity:

Interest Payment Dates:

Regular Record Dates:

Purchase Price:                     % of Principal Amount [plus accrued interest
                                    from _____________, 200_]

Purchase Date and Time:

Place for Delivery of Notes
and Payment Therefor:

Method of Payment:

Modification, if any, in the requirements to deliver the documents specified in
Section 6(b) of the Distribution Agreement:

Period during which additional Notes
may not be sold pursuant to Section 4(m) of the Distribution Agreement:

Book-Entry Notes or Certificated Notes:

      This Agreement shall be governed by and construed in accordance with the laws of New York.

                                              [Insert name of Purchaser[s]]


                                              By
                                                ------------------------------
                                                Title:


Accepted:_____________, ____


CENTRAL HUDSON GAS & ELECTRIC
  CORPORATION


By
  -------------------------------
  Title:

                                                                       EXHIBIT D

                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-138510

                                                                          [Date]

                    Central Hudson Gas & Electric Corporation

                           Medium-Term Notes, Series F

                   [$_________________] [__%] due [__________]

                                   Term Sheet

Issuer:                     Central Hudson Gas & Electric Corporation

Market Type:                Senior Unsecured MTN

Ratings:                    [_____________]

Principal Amount:           $[_____________]

Trade Date:                 [_____________]

Settlement Date:            [_____________]

Final Maturity:             [_____________]

Interest Payment Dates:     May 1 and November 1, and at maturity

1st Coupon Payment Date:    [_____________]

Coupon:                     [_____________]

US Treasury Benchmark:      [_____________]

US Treasury Yield:          [_____________]

Business day convention:    30/360

Re-offer Price:             [_____________]

Redemption:                 [_____________]

Denomination:               $1,000 x $$1,000

Joint Bookrunners:          [Banc of America Securities LLC]           $[_____________]
                            [J.P. Morgan Securities Inc.                      $[_____________]
                            [KeyBanc Capital Markets,                         $[_____________]
                            A division of McDonald Investments Inc.]

CUSIP: [_____________]

The security ratings above are not a recommendation to buy, sell or hold the securities hereby. The ratings may be subject to revision or withdrawal at any time by [Moody's Investors Service and Standard & Poor's Ratings Services]. Each of the security ratings above should be evaluated independently of any other security rating.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 at Banc of America Securities LLC, 1- 212-834-4533 at J.P. Morgan Securities Inc., and 1-866-227-6479 at
KeyBanc Capital Markets.


                                      D-2